UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2015

Affinia Group Intermediate Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-128166-10	34-2022081
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Wix Way

Gastonia, North Carolina 28054

(Address of principal executive offices, including zip code)

(704) 869-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 13, 2015, Affinia Group Holdings Inc. (“Holdings”), a Delaware corporation and parent company of Affinia Group Intermediate Holdings Inc. (the “Company”), entered into an agreement and plan of merger (the “Merger Agreement”) with MANN+HUMMEL Holding GmbH, a German limited liability company (“MANN+HUMMEL”), M+H SUB 2015 INC., a Delaware corporation and an indirect wholly-owned subsidiary of MANN+HUMMEL (“Merger Sub”), and James S. McElya and Joseph A. Onorato, collectively, acting solely as representative (the “Sellers’ Representative”) to the stockholders of Holdings and the holders of restricted stock units and phantom shares referred to in the Merger Agreement (the “Sellers”), pursuant to which Merger Sub will be merged with and into Holdings (the “Merger”), with Holdings surviving the Merger as an indirect wholly-owned subsidiary of MANN+HUMMEL.

Merger Consideration

Subject to the terms and conditions set forth in the Merger Agreement, the aggregate merger consideration payable to the Sellers is $513,100,000, (i) minus adjustments reflecting transaction expenses, a $10 million escrow to cover limited indemnities and an amount reserved for the payment of expenses incurred by the Sellers’ Representative and (ii) plus adjustments reflecting adjusted net proceeds from the sale of the Company’s Brazilian operations previously announced and the sale of the Company’s Argentinian and Uruguayan operations (collectively, the “ASA Transactions”) and a daily interest factor applied to the purchase price. At the effective time of the Merger, each outstanding share of Holdings will be converted into the right to receive a proportionate share of the aggregate consideration, plus a contingent right to receive a portion of the escrow amount and the amount reserved for expenses of the Sellers’ Representative, in each case at the time and upon satisfaction of the conditions specified in the Merger Agreement.

Representations and Warranties, Covenants and Termination Provisions

The Merger Agreement has been approved by the Board of Directors of Holdings as well as all required governing bodies of MANN+HUMMEL (including its Supervisory Board) and the Board of Directors and stockholder of Merger Sub. Consummation of the Merger is subject to certain customary conditions, including, among others, adoption of the Merger Agreement by the holders of a majority of the issued and outstanding shares of Holdings common stock, holders of no more than five percent of the common stock of Holdings exercising dissenters’ rights, receipt of any required regulatory approvals and expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the absence of any order, judgment, injunction, decree, stipulation or determination prohibiting the Merger, and completion of the ASA Transactions. As of the filing of this Current Report on Form 8-K, the Merger has been approved by affiliates of Cypress Group L.L.C. and OMERS Administration Corporation, representing in the aggregate eighty percent of the outstanding common stock of Holdings. Each party’s obligation to consummate the Merger is subject to certain other conditions, including the accuracy of the representations and warranties of the other party (generally subject to a material adverse effect standard), material compliance by the other party with its obligations under the Merger Agreement, and the absence of a material adverse effect. Consummation of the Merger is not subject to any financing condition.

The Merger Agreement contains representations and warranties customary for transactions of this type. Holdings has agreed to various covenants and agreements, including, among others, agreements to (i) conduct its business in the ordinary course consistent with past practice during the period between the execution of the Merger Agreement and the closing thereunder and (ii) not engage in certain kinds of transactions during this period, including transactions involving leakage to the Sellers.

The Merger Agreement also contains certain termination provisions for Holdings and MANN+HUMMEL, including, among others, termination rights for Holdings and MANN+HUMMEL in the event the Merger has not closed within eight months after the date of the Merger Agreement, extended up to sixty days if necessary for Holdings to complete the ASA Transactions (the “Outside Date”) or in the event there is a breach of a representation, warranty, covenant or agreement by the other party which cannot be cured by the Outside Date.

A copy of the Merger Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01. The description of the Merger Agreement set forth in this Item 1.01 is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement set forth in Exhibit 2.1. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties or covenants, or any description thereof, as characterizations of the actual state of facts or condition of any of the parties to the Merger Agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

On August 17, 2015, Affinia Group Inc., a wholly-owned subsidiary of the Company, issued a press release announcing entry into the Merger Agreement. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

All discussions in this report regarding the anticipated results, timing or other expectations regarding the transactions contemplated by the Merger Agreement are estimates that are subject to change. See “Forward-Looking Statements” below.

FORWARD-LOOKING STATEMENTS

This report includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, business trends and other information that is not historical information. When used in this report, the words “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” or future or conditional verbs, such as “could,” “may,” “should,” or “will,” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, the anticipated results, timing or other expectations regarding the transactions contemplated by the Merger Agreement, are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there is no assurance that these expectations, beliefs and projections will be achieved. For a discussion of other risks and uncertainties that could materially affect our business, financial condition or future results, see Part I, “Item 1A. Risk Factors” in our Annual Report on form 10-K for the year ended December 31, 2014. With respect to all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this report. Such risks, uncertainties and other important factors include, among others, the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; the inability to complete the transactions contemplated by the Merger Agreement; domestic and global economic conditions and the resulting impact on the availability and cost of credit; financial viability of key customers and key suppliers; our dependence on our largest customers; increased crude oil and gasoline prices and resulting reductions in global demand for the use of automobiles; the shift in demand from premium to economy products; pricing and pressures from imports; increasing costs for manufactured components, raw materials and energy; the expansion of return policies or the extension of payment terms; risks associated with our non-U.S. operations; risks related to our receivables factoring arrangements; product liability and warranty and recall claims brought against us; reduced inventory levels by our distributors resulting from consolidation and increased efficiency; environmental and automotive safety regulations; the availability of raw materials, manufactured components or equipment from our suppliers; challenges to our intellectual property portfolio; our ability to develop improved products; the introduction of improved products and services that extend replacement cycles or otherwise reduce demand for our products; our ability to achieve cost savings from our restructuring plans; our ability to successfully effect dispositions of existing lines of business; our ability to successfully combine our operations with any businesses we have acquired or may acquire; risk of impairment charges to our long-lived assets; risk of impairment to intangibles and goodwill; the risk of business disruptions related to a variety of events or conditions including natural and man-made disasters; risks associated with foreign exchange rate fluctuations; risks associated with our expansion into new markets; the impact on our tax rate resulting from the mix of our profits and losses in various jurisdictions; reductions in the value of our deferred tax assets; difficulties in developing, maintaining or upgrading information technology systems; risks associated with doing business in corrupting environments; and our substantial leverage and limitations on flexibility in operating our business contained in our debt agreements. Additionally, there may be other factors that could cause our actual results to differ materially from the forward-looking statements. Our forward-looking statements apply only as of the date of this report or as of the date they were made. We undertake no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated August 13, 2015, by and among MANN+HUMMEL Holding GmbH, M+H SUB 2015 INC., Affinia Group Holdings Inc. and, collectively, James S. McElya and Joseph A. Onorato.

99.1	Press Release of Affinia Group Inc. issued August 17, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Affinia Group Intermediate Holdings Inc.

By:	/s/ David E. Sturgess
Name:	David E. Sturgess
Title:	Secretary

Date: August 17, 2015

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated August 13, 2015, by and among MANN+HUMMEL Holding GmbH, M+H SUB 2015 INC., Affinia Group Holdings Inc. and, collectively, James S. McElya and Joseph A. Onorato.

99.1	Press Release of Affinia Group Inc. issued August 17, 2015.